Exhibit 99.(j).(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Virtus Asset Trust of our reports dated February 26, 2025, relating to the financial statements and financial highlights, which appears in the Virtus Ceredex Large-Cap Value Equity Fund, Virtus Ceredex Mid-Cap Value Equity Fund, Virtus Ceredex Small-Cap Value Equity Fund, Virtus SGA International Growth Fund, Virtus Seix Core Bond Fund, Virtus Seix Floating Rate High Income Fund, Virtus Seix High Grade Municipal Bond Fund, Virtus Seix High Yield Fund, Virtus Seix Investment Grade Tax-Exempt Bond Fund, Virtus Seix Total Return Bond Fund, Virtus Seix U.S. Government Securities Ultra-Short Bond Fund, Virtus Silvant Large-Cap Growth Stock Fund, and Virtus Zevenbergen Innovative Growth Stock Fund´s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2024. We also consent to the references to us under the headings “Non-Public Portfolio Holdings Information”, “Independent Registered Public Accounting Firm”, “Financial Statements”, “Financial Highlights” and “Glossary” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP Philadelphia, Pennsylvania April 23, 2025